UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2013, William B. Chiasson was appointed to the Board of Directors (the “Board”) of Fossil Group, Inc. (the “Company”), effective August 28, 2013.  Mr. Chiasson was also appointed to the Audit Committee of the Board, effective August 28, 2013.

Mr. Chiasson is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

For his service on the Board, Mr. Chiasson will receive the Company’s standard compensation for a non-employee director.  Such compensation currently consists of an annual retainer of $52,500, a fee of $1,500 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.  The annual retainer to be paid to Mr. Chiasson is paid on a quarterly basis in arrears and shall be pro-rated for the third quarter to reflect the number of days between the date of his appointment and September 30, 2013, the end of the third calendar quarter. For his service on the Audit Committee, Mr. Chiasson will receive an annual member retainer of $2,500, a fee of $1,250 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.  The annual member retainer to be paid to Mr. Chiasson is paid on a quarterly basis in arrears and shall be pro-rated for the third quarter to reflect the number of days between the date of his appointment and September 30, 2013, the end of the third calendar quarter.

In addition, pursuant to the Company’s 2008 Long-Term Incentive Plan, as amended, Mr. Chiasson will receive a grant of restricted stock units as of the effective date of his appointment.  Mr. Chiasson will be granted restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $120,000, pro-rated to reflect the number of days between the date of his appointment and the one year anniversary of the 2013 Annual Stockholders Meeting. Mr. Chiasson would also receive an additional grant of restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $120,000 on the date of the Company’s 2014 Annual Stockholders Meeting if he is then serving as a non-employee director.  The restricted stock units to be granted to Mr. Chiasson vest and convert into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon his appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant for the restricted stock units to be granted on the date of the 2014 Annual Stockholders Meeting; provided that Mr. Chiasson is providing services to the Company or its subsidiaries on such date.

On August 27, 2013, the Company issued a press release announcing the appointment of Mr. Chiasson, which is incorporated herein by reference.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)            Exhibits

99.1           Press Release, dated August 27, 2013, announcing the appointment of a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2013

FOSSIL, INC.

		By:	/s/ Dennis R. Secor
Dennis R. Secor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 27, 2013, announcing the appointment of a director.